     As filed with the Securities and Exchange Commission on March 29, 2000
                                                      Registration No. 333-96317
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                              AMENDMENT NO. 4
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                              LUMINEX CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                            8731                          74-2747608
 (State or other jurisdiction of     (Primary Standard Industrial           (I.R.S. Employer
  incorporation or organization)     Classification Code Number)          Identification No.)

                           12212 Technology Boulevard
                              Austin, Texas 78727
                                 (512) 219-8020
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                            Mark B. Chandler, Ph.D.
                      Chairman and Chief Executive Officer
                              Luminex Corporation
                           12212 Technology Boulevard
                              Austin, Texas 78727
                                 (512) 219-8020
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   Copies to:

              Craig N. Adams, Esq.                            Donald J. Murray, Esq.
          T. Christopher Pledger, Esq.                         Dewey Ballantine LLP
             Thompson & Knight LLP                         1301 Avenue of the Americas
      98 San Jacinto Boulevard, Suite 1200                   New York, New York 10019
              Austin, Texas 78701                                 (212) 259-8000
                 (512) 469-6100

                                ----------------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ----------------

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             EXPLANATORY NOTE

This Amendment No. 4 to Registration Statement on Form S-1 (333-96317) is being filed solely for the purpose of revising Item 13 and refiling Exhibit 10.8 hereto.

                                    Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following is an itemized statement of the amounts of all expenses payable by the Registrant in connection with the registration of the common stock offered hereby (estimated except for the Registration Fee, NASD Filing Fee and Nasdaq National Market listing fee), other than underwriting discounts and commissions:

Registration Fee--Securities and Exchange Commission................  $   26,400
NASD Filing Fee.....................................................      10,500
Nasdaq National Market listing fee..................................      95,000
Blue Sky fees and expenses..........................................       5,000
Accountants' fees and expenses......................................     180,000
Legal fees and expenses.............................................     250,000
Printing and engraving expenses.....................................     125,000
Transfer agent and registrar fees...................................       3,600
Miscellaneous.......................................................     404,500
                                                                      ----------
  Total.............................................................  $1,100,000
                                                                      ==========

ITEM 14. Indemnification of Directors and Officers

Pursuant to Sections 102(b)(7) and 145 of the Delaware General Corporation Law, our Restated Certificate of Incorporation and Amended and Restated Bylaws include provisions eliminating or limiting the personal liability of the members of our board of directors to our company and our stockholders for monetary damages for breach of fiduciary duty as a director. This does not apply for any breach of a director's duty of loyalty to our company or our stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, for paying an unlawful dividend or approving an illegal stock repurchase, or for any transaction from which a director derived an improper personal benefit.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of our company) by reason of the fact that the person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. Our power to indemnify applies only if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

In the case of an action by or in the right of our company, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent a director or officer of our company has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

We have the power to purchase and maintain insurance on behalf of any person covering any liability incurred by such person in his capacity as a director, officer, employee or agent of our company, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability.

The foregoing summaries are necessarily subject to the complete text of the statute, Amended and Restated Bylaws and Restated Certificate of Incorporation referred to above and are qualified in their entirety by reference thereto.

ITEM 15. Recent Sales of Unregistered Securities

A. In the three years preceding the filing of this registration statement, the Registrant from time to time has granted stock options to employees and consultants in reliance upon exemption from registration pursuant to either
   (1) Section 4(2) of the Securities Act of 1933 or (2) Rule 701 promulgated under the Securities Act of 1933. The following table sets forth certain information regarding such grants:

                                                             Number     Exercise
                                                          of shares       prices
--------------------------------------------------------------------------------
January 1, 1997 to December 31, 1997..................... 1,279,080        $1.96
January 1, 1998 to December 31, 1998.....................   574,260  $2.94-$3.92
January 1, 1999 to December 31, 1999..................... 1,666,884  $1.96-$5.88
January 1, 2000 to March 21, 2000........................ 1,033,500 $5.88-$18.00

For additional information concerning these transactions, please see "Management -- Employee benefit plans" in the prospectus included in this registration statement.

B. Set forth in chronological order is information regarding all securities sold by the Registrant in the three years preceding the filing of this registration statement.

  (1) Since January 1, 1997, the Registrant has granted to employees, directors and consultants options to purchase an aggregate of 4,553,724 shares of Common Stock under its 1996 Stock Option Plan and 2000 Long-Term Incentive Plan at a weighted average exercise price of $6.11.

  (2) On April 2, 1997, the Registrant issued a warrant to purchase 535,500 shares of common stock to Southcoast Capital Corporation or its permitted assigns for an aggregate purchase price of $1,050,000.

  (3) In April 1997, the Registrant issued 150,000 shares of its Series B convertible preferred stock to individuals and entities for an aggregate purchase price of $6,000,000.

  (4) In July 1999, the Registrant issued 151,571 shares of its Series C convertible preferred stock to individuals and entities for an aggregate purchase price of $12,125,680.

  (5) In December 1999, the Registrant issued 57,538 shares of its Series D convertible preferred stock to individuals and entities for an aggregate price of $6,904,560.

  (6) In December 1999, the Registrant issued 25,000 shares of our Series E convertible preferred stock to an entity for an aggregate purchase price of $3,000,000.

The issuances to employees, directors and consultants described in (1) were deemed to be exempt from registration under Rule 701 promulgated under Section 3(b) of the Securities Act of 1933 as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation. The sales described in (2) through (6) were made only to "accredited investors" and were deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder.

Other than the placement agent utilized in connection with sales of our Series B and C preferred stock, no underwriters were involved in the foregoing sales of securities. Each share of the Registrant's convertible preferred stock listed above will convert automatically into 20.4 shares of the Registrant's common stock upon the effectiveness of this registration statement.

ITEM 16. Exhibits and Financial Statement Schedules

(a)Exhibits

 Exhibit
  Number Description
-------------------------------------------------------------------------------
  1.1++  Form of Underwriting Agreement
  3.1++  Form of Restated Certificate of Incorporation of the Registrant
  3.2++  Amended and Restated Bylaws of the Registrant
  4.1++  Form of Common Stock Certificate
  4.2++  Warrant for the Purchase of Shares of Common Stock dated as of April
         2, 1997 by and between the Registrant and Southcoast Capital
         Corporation.
  5.1++  Opinion of Thompson & Knight L.L.P.
 10.1++  1996 Stock Option Plan of the Registrant, as amended.
 10.2+++ Form of Stock Option Agreement of the Registrant.
 10.3++  Form of Incentive Stock Option Agreement of the Registrant.
 10.4++  2000 Long-Term Incentive Plan of the Registrant.
 10.5++  Form of Stock Option Award Agreement of the Registrant.
 10.6++  Reserved
 10.7+++ Development and Supply Agreement dated as of March 19, 1999 by and between the Registrant and Bio-Rad Laboratories, Inc.
 10.8+   Amendment to Development and Supply Agreement dated as of January 13,
         2000 by and between the Registrant and Bio-Rad Laboratories, Inc.
 10.9+++ Agreement for Electronic Manufacturing Services dated as of January 1,
         2000 by and between the Registrant and Sanmina Corporation.
 10.10++ Consultant Agreement dated as of June 1, 1999 by and between the
         Registrant and A. Sidney Alpert.
 10.11++ Amendment to Consultant Agreement dated as of November 1, 1999 by and between the Registrant and A. Sidney Alpert.
 10.12++ Standard Commercial Lease Agreement dated as of August 21, 1989 by and between the Registrant and Aetna Life Insurance Company, as amended, for facilities situated at 12112 Technology Boulevard, Austin, Texas
         78727.
 10.13++ Sublease Agreement dated as of December 20, 1999 by and between the
         Registrant and American Innovations, Ltd., for facilities situated at
         12112 Technology Boulevard, Austin, Texas 78727.
 10.14++ First Amendment to Sublease Agreement dated as of December 20, 1999 by and between the Registrant and American Innovations, Ltd., for facilities situated at 12112 Technology Boulevard, Austin, Texas
         78727.
 10.15++ Form of Employment Agreement between the Registrant and each of Mark B
         Chandler, Ph.D., Michael L. Bengtson, Ralph L. McDade, M.D., Van S.
         Chandler, Michael D. Spain, M.D., James L. Persky and Randel S.
         Marfin.
 23.1++  Consent of Thompson & Knight L.L.P. (included as part of Exhibit 5.1 hereto)
 23.2++  Consent of Independent Auditors
 24.1++  Power of Attorney (included on signature page of the Registration
         Statement hereto)
 24.2++  Power of Attorney of William L. Roper, M.D., M.P.H.
 27.1++  Financial Data Schedule

--------
*  To be filed by amendment.
+ Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act, which portions are omitted and filed separately with the Securities and Exchange Commission.
++ Previously filed.

(b)Financial Statement Schedules

None.

ITEM 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 29, 2000.

                                          Luminex Corporation

                                               /s/ Mark B. Chandler, Ph.D.
                                          By___________________________________
                                                  Mark B. Chandler, Ph.D.
                                                  Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed by the following persons on March 29, 2000 in the capacities indicated

             Signature                           Title                    Date
             ---------                           -----                    ----


   /s/ Mark B. Chandler, Ph.D.       Chairman of the Board and       March 29, 2000
____________________________________ Chief Executive Officer
      Mark B. Chandler, Ph.D.        (Principal Executive
                                     Officer)


                 *                   Vice President, Treasurer
____________________________________ and Chief Financial Officer
          James L. Persky            (Principal Financial
                                     Officer)
                 *                   Controller (Principal
____________________________________ Accounting Officer)
         Harriss T. Currie

                 *                   Director
____________________________________
        G. Walter Loewenbaum

                 *                   Director
____________________________________
          A. Sidney Alpert

                 *                   Director
____________________________________
          Robert J. Cresci

                 *                   Director
____________________________________
         Laurence E. Hirsch

             Signature                           Title                    Date
             ---------                           -----                    ----


                 *                   Director
____________________________________
            Jim D. Kever


                 *                   Director
____________________________________
         Fred C. Goad, Jr.

                 *                   Director
____________________________________
        John E. Koerner, III

                 *                   Director
____________________________________
   William L. Roper, M.D., M.P.H.



*By:/s/ Mark B. Chandler, Ph.D.
    --------------------------------
    Mark B. Chandler, Ph.D.
    Attorney-in-fact

                               INDEX TO EXHIBITS

 Exhibit
  Number Description
-------------------------------------------------------------------------------
  1.1++  Form of Underwriting Agreement
  3.1++  Form of Restated Certificate of Incorporation of the Registrant
  3.2++  Amended and Restated Bylaws of the Registrant
  4.1++  Form of Common Stock Certificate
  4.2++  Warrant for the Purchase of Shares of Common Stock dated as of April
         2, 1997 by and between the Registrant and Southcoast Capital
         Corporation.
  5.1++  Opinion of Thompson & Knight L.L.P.
 10.1++  1996 Stock Option Plan of the Registrant, as amended.
 10.2+++ Form of Stock Option Agreement of the Registrant.
 10.3++  Form of Incentive Stock Option Agreement of the Registrant.
 10.4++  2000 Long-Term Incentive Plan of the Registrant.
 10.5++  Form of Stock Option Award Agreement of the Registrant.
 10.6++  Reserved
 10.7+++ Development and Supply Agreement dated as of March 19, 1999 by and between the Registrant and Bio-Rad Laboratories, Inc.
 10.8+   Amendment to Development and Supply Agreement dated as of January 13,
         2000 by and between the Registrant and Bio-Rad Laboratories, Inc.
 10.9+++ Agreement for Electronic Manufacturing Services dated as of January 1,
         2000 by and between the Registrant and Sanmina Corporation.
 10.10++ Consultant Agreement dated as of June 1, 1999 by and between the
         Registrant and A. Sidney Alpert.
 10.11++ Amendment to Consultant Agreement dated as of November 1, 1999 by and between the Registrant and A. Sidney Alpert.
 10.12++ Standard Commercial Lease Agreement dated as of August 21, 1989 by and between the Registrant and Aetna Life Insurance Company, as amended, for facilities situated at 12112 Technology Boulevard, Austin, Texas
         78727.
 10.13++ Sublease Agreement dated as of December 20, 1999 by and between the
         Registrant and American Innovations, Ltd., for facilities situated at
         12112 Technology Boulevard, Austin, Texas 78727.
 10.14++ First Amendment to Sublease Agreement dated as of December 20, 1999 by and between the Registrant and American Innovations, Ltd., for facilities situated at 12112 Technology Boulevard, Austin, Texas
         78727.
 10.15++ Form of Employment Agreement between the Registrant and each of Mark
         B. Chandler, M.D., Michael L. Bengtson, Ralph L. McDade, M.D., Van S.
         Chandler, Michael D. Spain, M.D., James L. Persky and Randel S.
         Marfin.
 23.1++  Consent of Thompson & Knight L.L.P. (included as part of Exhibit 5.1 hereto)
 23.2++  Consent of Independent Auditors
 24.1++  Power of Attorney (included on signature page of the Registration
         Statement hereto)
 24.2++  Power of Attorney of William L. Roper, M.D., M.P.H.
 27.1++  Financial Data Schedule

--------
*  To be filed by amendment.
+ Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act, which portions are omitted and filed separately with the Securities and Exchange Commission.
++ Previously filed.